Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of JMP Group LLC on Form S-8 (No. 333-142956 and 333-201725) and the Registration Statement on Form S-3 (No. 333-197583) of JMP Group LLC and JMP Group Inc. of our report dated March 12, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

March 12, 2015